Exhibit 99.1
Press Release

Triad Guaranty Inc. Initiates Process to Voluntarily Delist its Common Stock from The NASDAQ Stock Market and Announces Receipt of NASDAQ Notice of Noncompliance with Listing Rule Relating to Minimum Bid Price

WINSTON-SALEM, N.C., December 7, 2009 -- Triad Guaranty Inc. (NASDAQ GS: TGIC) (the “Company”) today announced that on December 2, 2009, it received a notice from The NASDAQ Stock Market (“NASDAQ”) stating that the Company was no longer in compliance with NASDAQ Listing Rule 5450(a)(1), which requires the Company’s common stock to maintain a minimum bid price of $1.00 per share.  NASDAQ will provide the Company with a grace period of 180 calendar days, or until June 1, 2010, to regain compliance with Listing Rule 5450(a)(1).  The minimum bid price must be equal to or greater than $1.00 for at least 10 consecutive business days during the 180 day grace period in order for the Company to regain compliance with Listing Rule 5450(a)(1).

As previously announced on November 16, 2009, the Company is also not in compliance with NASDAQ Listing Rule 5450(b)(3)(C), which requires the Company to maintain a minimum market value of $15 million of its total outstanding shares of common stock (excluding shares held directly or indirectly by officers, directors or any beneficial owner of more than 10% of the Company’s total outstanding shares) (the “Minimum Market Value”).  NASDAQ has provided the Company with a grace period of 90 calendar days, or until February 9, 2010, to regain compliance with Listing Rule 5450(b)(3)(C).  The Minimum Market Value must be equal to or greater than $15 million for at least 10 consecutive business days during the 90 day grace period in order for the Company to regain compliance with Listing Rule 5450(b)(3)(C).

Due in part to the Company’s belief that it will be unable to regain compliance with at least Listing Rule 5450(b)(3)(C) prior to the expiration of the grace period, today the Company notified NASDAQ of its intent to begin the process for delisting its common stock from NASDAQ.  The Company’s decision to voluntarily delist also was based on the Company’s (i) inability to transfer its listing to another NASDAQ tier; and (ii) desire to avoid the annual listing fee assessed by NASDAQ (typically on or about January 1 of each year) on companies that have securities listed on NASDAQ.  The Company intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) notifying the SEC of its decision to delist its common stock from NASDAQ.  Due to SEC and NASDAQ notice requirements regarding the delisting process, the earliest the Company may file the required Form 25 with the SEC is December 17, 2009.

The Company currently expects that the delisting of its common stock and the suspension of trading on NASDAQ will become effective during the last week of December 2009.  Although the Company has not formally arranged for listing or registration of its common stock on another national securities exchange or for quotation of its common stock in a quotation medium as of the date of this release, the Company currently believes that its shares of common stock will be quoted automatically on the Pink Sheets® market following completion of the NASDAQ delisting process.  The Company has posted notice of its intent to delist and its reasons for doing so in the Investors section of its web site, www.triadguaranty.com.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond the Company’s control and they have been made based upon management’s current expectations and beliefs concerning future developments and their potential effect on the Company.  Actual developments and their results could differ materially from those expected by management, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad Guaranty Insurance Corporation if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; the Company’s ability to operate its business in run-off and maintain a solvent run-off; the Company’s ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; the Company’s ability to successfully delist its common stock from The NASDAQ Stock Market; the availability and timing of any listing or quotation of the Company’s common stock on the Pink Sheets® market; the Company’s ability to identify and utilize another trading platform for its common stock; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon management’s current expectations and beliefs concerning future events and the Company undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com